                                                                  EXHIBIT 99.h17

            AMENDMENT NO. 1 TO PRIME BROKERAGE AGREEMENT, DATED AS OF
           SEPTEMBER___, 2005, BY AND BETWEEN GOLDMAN, SACHS & CO. AND
              LONG/SHORT EQUITY FUND, A SERIES OF AMERICAN CENTURY
                         QUANTITATIVE EQUITY FUNDS, INC.

Reference  is hereby  made to the New  Account  Application  and  Agreement  for
Entities (the "PRIME BROKERAGE  Agreement"),  dated as of September 29, 2005, by and between  GOLDMAN,  SACHS & CO. and  LONG/SHORT  EQUITY FUND, A SERIES OF
AMERICAN CENTURY  QUANTITATIVE EQUITY FUNDS, INC., to which this Amendment No. 1 is attached and made a part  thereof.  The Prime  Brokerage  Agreement is hereby amended and supplemented as of September 29, 2005 as follows:

NEW ACCOUNT AGREEMENT

SECTION 3. GENERAL LIEN; DELIVERY OF COLLATERAL.

In the fourth line of Section 3, delete the words "by GS" and replace  them with the words "in the Special Custody Account on behalf of GS&Co."

In lines 5-7 of Section 3,  delete  the phrase  "and all rights  Client may have against  GS" and  replace  with  "and all of  Client's  rights  to or under  any agreement with GS".

SECTION 5. DEFAULT.

In the fifth line of Section 5, delete the phrase "or if for any reason GS deems it advisable for its protection and replace it with the following:

     "or if GS reasonably  believes that any creditor of Client is going to take any action to enforce  any  material  claims it has  against  Client or its assets or if for any other reason GS in good faith deems it  advisable  for
     GS' protection."

SECTION 6. INTEREST, FEES.

In Lines 12-14 of Section 6, delete the words "custody or other".

SECTION 9. INFORMATION, REPORTS, STATEMENTS, COMMUNICATIONS.

At the end of the last  sentence of the third  paragraph  of Section 9,  insert:
"unless such failure results from GS&Co.'s  gross  negligence,  bad faith or willful misconduct."

SECTION 11. LOCATES OF BORROWABLE SECURITIES.

In lines 9-10 of Section 11, delete the words "sufficient quantity of securities appears borrowable" and replace it with the words "broker has reasonable grounds to believe that the security can be borrowed".

SECTION  18.  NOTICE OF  BANKRUPTCY,  INSOLVENCY,  REORGANIZATION,  DISSOLUTION,
TERMINATION, INCOMPETENCE & DEATH.

At the end of the last sentence of section 18, delete the words "deem advisable"
and replace with the words "deem reasonably advisable under the circumstances".

SECTION 22. DISCLAIMER OF LIABILITY; INDEMNIFICATION.

In lines 15 to18 of the first  paragraph  of Section  22,  delete the  following words: "or otherwise  (including,  without limitation,  any technology services, reporting, trading, research or capital introduction services)".

In line 18 of the first  paragraph of Section 22,  insert the words "or an agent of" after the words "any person not controlled by".

At the end of the third  sentence of the second  paragraph of Section 22, insert the  following  language:  "unless the System  Failure  related to an  Automated
System  within GS' direct  control  and was  caused by GS' gross  negligence  or willful misconduct; provided, however, that GS will have no liability whatsoever for (i) any indirect or  consequential  losses,  (ii)  circumstances  beyond its reasonable  control,  including any force majeure  event,  (iii) the acts of any clearing facility,  clearing house, exchange,  central bank or depositary,  (iv)
acts of  governmental  or  regulatory  authorities  or, (v) Client's own acts or omissions."

SECTION 24. GOVERNING LAW, SUCCESSOR AND ASSIGNS, WAIVER.

In the eighth line of Section 24, insert "or Client" after the words "limit GS".

SECTION 26.

Section 26 is deleted in its entirety and replaced with the following language:

          "SECTION 26. CHOICE OF DISPUTE RESOLUTION.

          Client  agrees that any and all  controversies  that may arise between
          Client and GS, including,  but not limited to, those arising out of or
          relating  to  the  transactions   contemplated  hereby,  the  Accounts
          established  hereunder,  any  activity  or claim  related to  Client's
          Accounts  or the  construction,  performance,  or  breach  of this New
          Account  Agreement or any other agreement  between Client and GS shall be settled by means of either  arbitration or litigation in accordance with the  following  procedures,  unless  the  parties  agree to other procedures in writing when any dispute arises.

               a. DISPUTE RESOLUTION  MECHANISM.  All disputes shall be resolved by arbitration  pursuant to the  procedures set forth in

          subparagraph  (b) below  unless  Client  shall elect that a dispute be resolved by litigation, in which case the dispute shall be resolved by litigation  pursuant to the procedures set forth in  subparagraph  (c)
          below.  Client  shall make such  election  either  (i) by  instituting
          litigation  if  neither  party  has  already   commenced   arbitration
          proceedings,  or (ii) by electing to proceed by  litigation in writing by overnight mail or registered mail,  addressed to GS&Co.  at its main office within ten (10) days of notification  that GS&Co.  has taken the first step in the commencement of arbitration proceedings.

               b. ARBITRATION.  This New Account Agreement contains a predispute arbitration clause. By signing an arbitration  agreement,  the parties agree as follows:

               1.   All parties to this New Account  Agreement are giving up the right to sue each other in court,  including  the right to a trial  by  jury,  except  as  provided  by the  rules of the arbitration forum in which a claim is filed.

               2.   Arbitration  awards  are  generally  final  and  binding;  a party's  ability  to  have a  court  reverse  or  modify  an arbitration award is very limited.

               3.   The  ability  of the  parties to obtain  documents,  witness statements and other  discovery is generally more limited in arbitration than in court proceedings.

               4.   The  arbitrators  do not have to explain the  reason(s)  for their award.

               5.   The panel of arbitrators  will typically  include a minority
                    of  arbitrators   who  were  or  are  affiliated   with  the
                    securities industry.

               6.   The rules of some arbitration  forums may impose time limits for bringing a claim in arbitration.  In some cases, a claim that is ineligible for arbitration may be brought in court.

               7.   The  rules of the  arbitration  forum in which  the claim is filed,  and any agreements  thereto,  shall be  incorporated into this New Account Agreement.

               Arbitration   shall  be  conducted  before  The  New  York  Stock
               Exchange,  Inc. ("NYSE") or NASD Dispute Resolution  ("NASD-DR"),
               or, if the NYSE and NASD-DR  decline to hear the  matter,  before the American  Arbitration  Association,  in accordance with their arbitration  rules  then in force.  The  award of the  arbitrator shall be  final,  and  judgment  upon the award  rendered  may be entered in any court, state or federal, having jurisdiction.

               No person  shall bring a putative or  certified  class  action to arbitration,  nor seek to  enforce  any  pre-dispute  arbitration agreement  against  any  person  who  has  initiated  in  court a putative  class action or who is a member of a putative class who has  not  opted  out of the  class  with  respect  to any  claims encompassed  by the putative  class action  until:  (i) the class certification is denied; (ii) the class is decertified;  or (iii)
               Client is excluded from the class by the court.

               Such  forbearance to enforce an agreement to arbitrate  shall not constitute  a  waiver  of  any  rights  under  this  New  Account
               Agreement except to the extent stated herein.

               c.  LITIGATION.   Any  litigation   commenced  pursuant  to  this
          subparagraph  must be  instituted  in the United  States Court for the
          Southern  District  of New York,  or in the  event  such  court  lacks subject matter jurisdiction, the New York Supreme Court for the County of New York. Client consents to personal  jurisdiction in New York for purposes of such  litigation.  Any right to trial by jury with respect to any  claim or  action  is  hereby  waived  by all  parties  to this agreement."

I. PRIME BROKERAGE SUPPLEMENT

SECTION 5. REPORTING OF TRADE INFORMATION; AFFIRMATION AND SETTLEMENT.

Begin  the  second  sentence  of the  third  paragraph  of  Section  5, with the following words: "Provided GS&Co.  has made and documented the locate of the securities prior to effecting the short sale,".

SECTION 11. TIMELY SETTLEMENT.

In the last line of Section 11, after the word "and" insert "absent GS&Co.'s gross negligence, fraud or willful misconduct, ".

SECTION 13. PRIME BROKER CEASING TO ACT.

In  line 6 of  Section  13,  change  the  word  "promptly"  to "as  promptly  as possible".

GENERAL

1. Except as expressly  amended and  supplemented  hereby,  the Prime  Brokerage
Agreement remains in full force and effect.

2. In the event of any  conflict  between  the terms of this  Amendment  and the terms of the  Prime  Brokerage  Agreement,  the  terms of this  Amendment  shall prevail.

3. Any capitalized terms used but not defined herein shall have their respective meanings as set forth in the Prime Brokerage Agreement.

     IN WITNESS  WHEREOF,  the parties hereto have executed this Amendment No. 1 to the Prime Brokerage Agreement as of the date specified above.

LONG/SHORT EQUITY FUND, A SERIES OF AMERICAN CENTURY
QUANTITATIVE EQUITY FUNDS, INC.

By:   /s/ David H. Reinmiller
      -------------------------------------

Name:            David H. Reinmiller
Title:           Vice President
Date:            September 28, 2005
Address:         4500 Main Street
                 Kansas City, MO  64111

Facsimile No.:   816-340-4964
Telephone No.:   816-340-4096

GOLDMAN, SACHS & CO.

By:   /s/ Marjorie Boliscar
      -------------------------------------

Name:            Marjorie Boliscar
Title:           Managing Director
Date:            September 29, 2005

Address:         1 New York Plaza - 48th Floor
                 New York, New York  10004
                 Facsimile:  212-493-0987

Accepted and Agreed:

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:   /s/ John J. Wheeler
      -------------------------------------

Name:            John J. Wheeler
Title:           Vice President
Date:            September 29, 2005
Address:         4500 Main Street
                 Kansas City, MO  64111

Facsimile No.:   816-340-4425
Telephone No.:   816-340-4607